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                                                                   EXHIBIT 10.40

                       ORDINANCE TO AMEND CABLE FRANCHISE
                           ORDINANCE OF APRIL 6, 1982

         An Ordinance to amend the Ordinance of April 6, 1982, as amended, granted to Telesat Receiving Systems, Inc., its successors and assigns, authority to build, construct, operate, and maintain a broadband communications system in Harris county, and setting forth conditions accompanying the grant of authority; to allow American Cable, Inc., hereafter referred to as Grantee, its successors and assigns, to use and occupy the streets, avenues, roads, public highways, lanes, ways, parks and other public places of Harris County, for constructing, maintaining, renewing, repairing, and operating a cable television system for the Interception, sale, and distribution of television signals and other necessary means of transmitting, distributing, and sale of television signals within and through Harris County, Georgia.

         Whereas, the Harris County, Georgia, has in effect an ordinance dated April 6, 1982, granting a right to Telesat Receiving Systems to build, construct, operate, and maintain a broadband communications system in the County of Harris, and

         Whereas, Harris County has in effect Amendments to the Ordinance dated April 8, 1982, granting additional franchises to companies to build, construct, operate, and maintain a broadband communications systems in said County, and

         Whereas, there are certain areas of Harris County that are not being served with cable service, and

         Whereas, it is the desire of the Harris County Board of Commissioners that all citizens of Harris County have the opportunity to have this type of service,

         Now, therefore, be it ordained by the Harris County Board of Commissioners that the said Ordinance of April 6, 1982, be amended to include the following paragraph, so containing additional terms and conditions:

                                       16.

         (a) The County at all times during the franchise retains the right to revoke the franchise for adequate legal cause;

         (b) The County retains the right to regulate rates for services provided by Grantee to subscribers of the Grantee to the extent permitted by and consistent with applicable federal law as presently enacted and as amended during the pendency of this franchise;

         (c) The County retains the right to enact and enforce consumer protection and customer service standards to the extent permitted by federal law as presently enacted and as amended during the pendency of this franchise;

         (d) The County may impose a franchise fee in excess of two percent (2%) of gross revenues of the Grantee to the extent an increase of the franchise fee is allowed by applicable federal law during the pendency of this franchise;

         (e) The County retains the right to enact and enforce regulations concerning technical cable operation and ordinances concerning consumer protection to the extent permitted by federal law as presently enacted or as subsequently enacted or
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  amended;

         (f) The Grantee will provide cable television service to Harris County in accordance with all the terms and conditions of said Ordinance and amendments thereof.
         To the extent the terms and conditions enumerated herein and identified as subparagraphs (a) through (f) are duplicative with the terms and conditions of the Ordinance, same shall be read in concert therewith and to the extent there is a conflict with said terms and conditions this agreement shall prevail.

         Now, therefore, be it ordained by the Harris County Board of Commissioners that the said Ordinance of April 6, 1982, be further amended to allow the inclusion of the additional terms and conditions so outlined above and to further allow the said American Cable, Inc., to build, maintain, and operate a cable television system in said County, subject to all rules and regulations of the Ordinance of April 6, 1982, aforesaid.

         Any franchisee granted a franchise hereunder who has ceased doing business or has not provided services within twelve months from the date of this Amendment, as adopted, will be considered to have forfeited the franchise granted by this Ordinance.

         This Ordinance passed this the 5th day of November, 1996.

                                  HARRIS COUNTY BOARD OF COMMISSIONERS

                                  /s/ Daniel B. Bridges
                                  ----------------------------------
                                  Daniel B. Bridges, Chairman

                                  /s/ Roland G. Durga
                                  ----------------------------------
                                  Roland G. Durga, Vice-Chairman

                                  /s/ Ronald E. Caldwell
                                  ----------------------------------
                                  Ronald E. Caldwell, Commissioner

                                  /s/ George R. Copeland
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                                  George R. Copeland, Commissioner

                                  /s/ Carl C. Hobbs, III
                                  ----------------------------------
                                  Carl C. Hobbs, III, Commissioner

Attest:

/s/ Carol A. Silva
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Carol A. Silva, County Clerk